UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2021

UNIVERSAL TECHNICAL INSTITUTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4225 E. Windrose Drive, Suite 200, Phoenix, Arizona	85032
(Address of principal executive offices)	(Zip Code)

(623) 445-9500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.0001 per share	UTI	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2021, UTI issued a press release announcing the closing of the transaction contemplated by the Purchase Agreement (as further described below). A copy of the press release is filed herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and the exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On November 1, 2021, Universal Technical Institute, Inc., a Delaware corporation (“UTI”), completed the acquisition contemplated by the previously announced Stock Purchase Agreement (the “Purchase Agreement”), dated March 29, 2021, by and among UTI, HCP Ed Holdings, LLC, a Delaware limited liability company (“Seller”), HCP Ed Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Seller (“HCP”), and Michigan Institute of Aeronautics, Inc. d/b/a MIAT College of Technology, a Michigan corporation and wholly owned subsidiary of HCP (“MIAT”). MIAT is a post-secondary school that offers vocational and technical certificates and degrees across aviation maintenance, energy technology, wind energy technology, robotics and automation, non-destructive testing, heating ventilation air conditioning and refrigeration (HVACR), and welding disciplines. HCP is MIAT’s holding company that owns no assets other than the issued and outstanding shares of MIAT.

Under the terms of the Purchase Agreement, UTI acquired all of the issued and outstanding shares of capital stock of HCP from Seller for a purchase price of $26.0 million in cash, subject to certain adjustments. As a result, HCP is now a wholly owned subsidiary of UTI, and MIAT remains as a wholly owned subsidiary of HCP. UTI paid the purchase price with cash on hand.

Item 9.01.	Consolidated Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of UTI to be able to operate MIAT in the manner it was operated prior to the transactions contemplated by the Purchase Agreement; and other factors discussed in UTI’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause UTI’s actual results to differ may emerge from time to time, and it is not possible for UTI to predict all of them. UTI undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2021	Universal Technical Institute, Inc.

	By:	/s/ Christopher Kevane
	Name:	Christopher Kevane
	Title:	Senior Vice President and Chief Legal Officer

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